As filed with the Securities and Exchange Commission on July 6,
1994
                                        Registration No. 33-49620
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                        AMENDMENT NO. 4
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                        Food Lion, Inc.
     (Exact name of registrant as specified in its charter)

        North Carolina                  56-0660192
 (State or other jurisdiction           (I.R.S. Employer
     of incorporation or                Identification No.)
        organization)
                         P.O. Box 1330
                      2110 Executive Drive
              Salisbury, North Carolina 28145-1330
                         (704) 633-8250
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Dan A. Boone
  Vice President-Finance, Chief Financial Officer and Secretary
                         Food Lion, Inc.
                          P.O. Box 1330
                      2110 Executive Drive
              Salisbury, North Carolina 28145-1330
                         (704) 633-8250
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                    Bruce S. Mendelsohn, P.C.
            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            Suite 400
                      Washington, DC 20036
                         (202) 887-4446
  Approximate date of commencement of the proposed sale to the public:
   From time to time after this Registration Statement becomes effective as the registrant may determine.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than
securities   offered  only  in  connection   with   dividend   or
reinvestment plans, check the following box:  x

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 under the Securities Act of 1933,  the
Prospectus contained in this Registration Statement relates also to Registration Statement No. 33-40457 and may be used in connection with such Registration Statement.
                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to its Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on July 6 , 1994.

                                   FOOD LION, INC.


                                   By:
                                        Tom E. Smith
                                         Chairman  of the  Board,
                                    President and
                                    Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Food Lion, Inc.'s Registration Statement has been signed by the following persons in the capacities indicated on July 6 , 1994.



Tom E. Smith                            Jacqueline Kelly Collamore
Chairman of the Board, President,       Director
Chief Executive Officer and Director



Dan A. Boone                             Charles de Coomand'Herlinckhove
Vice President-Finance, Chief Financial  Director
Officer and Director
(Principal Financial Officer)



Carol Herndon                              William G. Ferguson
Controller (Principal Accounting Officer)  Director



Jacques LeClercq                           Pierre Beckers
Director                                   Director



Gui de Vaucleroy                           John P. Watkins
Director                                   Director



                                           Dr. Bernard W. Franklin
                                           Director


                            EXHIBITS
                         EXHIBIT INDEX
                               to
             Registration Statement on Form S-3 of
                        Food Lion, Inc.


                                                    Sequential
Exhibit        Description                          Page No.
No.



    4b         Indenture dated as of August 15,
               1991, between the Registrant and
               The Bank of New York, as Trustee

   4.1a        Form of Debt Warrant Agreement

   4.2 a       Form  of   Debt  Warrant Certificate

    5b         Opinion   of  counsel   to   the
               Registrant regarding legality of
               the Securities

   12b         Calculation of ratio of earnings
               to fixed charges

   23.1        Consent  of Akin, Gump, Strauss,
               Hauer  &  Feld, L.L.P. (included
               in Exhibit 5)

   23.2        Consent of Independent
               Accountants

   24b         Power of Attorney

   25b         Statement  of  Eligibility   and
               Qualification of the Trustee  on
               Form T-1




a    Incorporated  by  reference  to  the  corresponding  exhibit
     included   in  Item  16  of  the  Registrant's  Registration
     Statement on Form S-3 (No. 33-40457).

b    Previously filed.
               CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 9, 1994 except for Note 14, as to which the date is March 24, 1994, on our audits of the financial statements and financial statement schedules of Food Lion, Inc.
We  also  consent to the reference to our firm under the  caption
"Experts."



Coopers & Lybrand

Charlotte, North Carolina
July 6, 1994